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                                                                    EXHIBIT 23.5

                   CONSENT OF U.S. BANCORP PIPER JAFFRAY INC.

         We consent to the inclusion in this Registration Statement on Form S-4 of Stockwalk.com Group, Inc. of our opinion letter, dated June 5, 2000, appearing as Annex B to the proxy statement/prospectus which is a part of the Registration Statement, and to the references of our firm name in the proxy statement/prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ U.S. Bancorp Piper Jaffray
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U.S. Bancorp Piper Jaffray Inc.
Minneapolis, Minnesota

Dated: June 28, 2000